      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2000
                         REGISTRATION NO. 333-__________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                  FORM S-4MEF
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                  HARMONIC INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                              3663                             77-0201147
(State or other jurisdiction of          (Primary Standard        (I.R.S. Employer Identification Number)
incorporation or organization)       Industrial Classification
                                           Code Number)

                       549 BALTIC WAY, SUNNYVALE, CA 94089
                                 (408) 542-2500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ANTHONY J. LEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  HARMONIC INC.
                       549 BALTIC WAY, SUNNYVALE, CA 94089
                                 (408) 542-2500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

       LAWRENCE CALOF, ESQ.                      LARRY W. SONSINI, ESQ.
          STAN SZE, ESQ.                            KELLY BOYD, ESQ.
    GIBSON, DUNN & CRUTCHER LLP            WILSON, SONSINI, GOODRICH & ROSATI
       1530 PAGE MILL ROAD                     PROFESSIONAL CORPORATION
     PALO ALTO, CA 94304-1125                      650 PAGE MILL ROAD
         (650) 849-5300                        PALO ALTO, CA 94304-1050
                                                    (650) 493-9300

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT WHICH RELATES TO THE ISSUANCE OF COMMON STOCK OF HARMONIC INC. IN THE MERGER OF C-CUBE MICROSYSTEMS INC. INTO HARMONIC INC. PURSUANT TO AN AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED AS OF DECEMBER 9, 1999.

                            ------------------------

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-33148

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
SECURITIES TO BE REGISTERED            AMOUNT TO         OFFERING PRICE           AGGREGATE              AMOUNT OF
  TITLE OF EACH CLASS OF            BE REGISTERED(1)       PER SHARE           OFFERING PRICE(2)     REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value......    1,628,775             N/A                 $31,783,174             $8,391
========================================================================================================================

(1) The Registrant, Harmonic Inc. ("Harmonic") and C-Cube Microsystems Inc. ("C-Cube Microsystems"), previously filed a joint proxy/registration statement on Form S-4 (Commission File No. 333-33148) to cover 25,371,225 shares (the "Initial Shares") of Harmonic's common stock, $.001 par value ("Harmonic Common Stock"), issuable in connection with the merger of C-Cube Microsystems into Harmonic. Harmonic is filing this registration statement on Form S-4MEF pursuant to Rule 462(b) with respect to an additional 1,628,775 shares of Harmonic Common Stock issuable in connection with the merger based on an increase in the estimated number of shares of common stock of C-Cube Microsystems outstanding at closing.

(2) At the exchange ratio of 0.5427, 3,001,244 shares of C-Cube Microsystems common stock would be cancelled in the transaction in exchange for the additional 1,628,775 shares of Harmonic Common Stock registered hereby. The Proposed Maximum Aggregate Offering Price and the Amount of Registration Fee are based on this number of shares of C-Cube Microsystems common stock and, pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the book value of such securities computed as of the latest practicable date prior to the date of filing the registration statement in the amount of $10.59. Harmonic previously paid a registration fee of $513,442 in connection with the registration of the Initial Shares. In accordance with Rule 457(a), the shares of C-Cube Microsystems common stock that would be cancelled in the transaction in exchange for the Initial Shares have been excluded from the calculation of the amount of the registration fee payable in connection with this registration statement.

         Explanatory Note and Incorporation of Information by Reference

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the offering of shares of common stock of Harmonic Inc. ("Harmonic") in connection with its acquisition of C-Cube Microsystems Inc. as described in the joint proxy/registration statement on Form S-4, Registration No. 333-33148, as amended (the "Prior Registration Statement"). This Registration Statement is being filed to register an additional 1,628,775 shares of common stock of Harmonic for issuance in connection with that acquisition. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

                                    EXHIBITS

5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

8.1       Opinion of Gibson, Dunn & Crutcher LLP as to tax matters

8.2       Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation as to tax matters

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of PricewaterhouseCoopers LLP

23.3      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.4      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

23.5      Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation (included in Exhibit 8.2)

24        Power of Attorney (Incorporated by reference to Harmonic's
          Registration Statement on Form S-4, File No. 333-33148)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 6, 2000.

                                   HARMONIC INC.


                                   By: /s/ Anthony J. Ley
                                      -----------------------------------------
                                   Name: Anthony J. Ley
                                   Title: President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                         TITLE                            DATE

           /s/ Anthony J. Ley                President and Chief Executive Officer             June 6, 2000
--------------------------------------------         (Principal Executive Officer)
               Anthony J. Ley

                     *                       Chief Financial Officer (Principal Financial      June 6, 2000
--------------------------------------------            and Accounting Officer)
              Robin N. Dickson

                     *                                      Director                           June 6, 2000
--------------------------------------------
              Moshe Nazarathy

                     *                                      Director                           June 6, 2000
--------------------------------------------
              E. Floyd Kvamme

                     *                                      Director                           June 6, 2000
--------------------------------------------
               David A. Lane

                     *                                      Director                           June 6, 2000
--------------------------------------------
              Barry D. Lemieux

                     *                                      Director                           June 6, 2000
--------------------------------------------
             Michel L. Vaillaud


* By: /s/ Anthony J. Ley
      --------------------------------------
Name: Anthony J. Ley
Title: Attorney-In-Fact

                                  EXHIBIT INDEX

5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

8.1       Opinion of Gibson, Dunn & Crutcher LLP as to tax matters

8.2       Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation as to tax matters

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of PricewaterhouseCoopers LLP

23.3      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.4      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1)

23.5      Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation (included in Exhibit 8.2)

24        Power of Attorney (Incorporated by reference to Harmonic's
          Registration Statement on Form S-4, File No. 333-33148)